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Exhibit 23.2
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of The Boston Beer Company, Inc. on Form S-8 (File No.333-12221 and File No. 333-68531) of our report dated February 13, 1998, on our audits of the consolidated financial statements of The Boston Beer Company, Inc. as of December 27, 1997, and for each of the two years in the period ended December 27, 1997, which report is included in this Annual report on Form
10-K.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 24, 1999